                                                                Exhibit (10.3)





                        PURCHASE AND SALE AGREEMENT

                              BY AND AMONG

                     NEW YORK LIFE INSURANCE COMPANY,
                        RAMCO OPERATING COMPANY,
                     OKLAHOMA DOUBLE R CORPORATION,
                   RAMCO - NYL 1987 LIMITED PARTNERSHIP,
                  WILLIAM W. TALLEY, II, INDIVIDUALLY AND
                              AS TRUSTEE OF
                      THE WILLIAM W. TALLEY II, 1982
                       REVOCABLE TRUST, LARRY E. LEE
             AND M. HELEN BENNETT, FORMERLY FISHER, INDIVIDUALLY
                   AND AS TRUSTEE OF THE M. HELEN FISHER
                              1992 TRUST

                     DATED AS OF JULY 24, 1996

                           PURCHASE AND SALE AGREEMENT

   THIS PURCHASE AND SALE AGREEMENT is made and entered into as of July 24, 1996, by and among New York Life Insurance Company, a New York mutual life insurance company ("NYL"), RAMCO Operating Company, a Delaware corporation, ("RAMCO"), Oklahoma Double R Corporation, formerly Double R Corporation, a Delaware corporation, ("Double R"), William W. Talley II, Individually and as Trustee of the William W. Talley, II, 1982 Revocable Trust ("Talley"), Larry
E. Lee ("Lee") and M. Helen Bennett, formerly Fisher, Individually and as Trustee of the M. Helen Fisher 1992 Trust ("Fisher"). RAMCO and Double R are sometimes referred to collectively as the "RAMCO Entities" and Talley, Lee and Fisher are sometimes referred to collectively as the "RAMCO Group Stockholders".

                                    PREAMBLE

   A. The RAMCO-NYL 1987 Limited Partnership (the "Partnership") is a Texas limited partnership of which NYL owns a 96.5% limited partnership interest (the "NYL Partnership Interest") and the RAMCO Entities own a combined 3.5% partnership interest.

   B. RAMCO and NYL are parties to that certain RAMCO-NYL 1987 Limited Partnership Agreement, dated October 26, 1987 (the "Partnership Agreement"), relating to the Partnership.

   C. RAMCO is the managing general partner of the Partnership. RAMCO's issued and outstanding Common Stock, par value $225.00 (the "RAMCO Common Stock"), is owned as follows:

                    Name                     Number of Shares
                    ----                     ----------------

                    Talley                         25
                    Lee                            25
                    Fisher                         25
                    NYL                            26
                                                  ---

                    Total                         101

   D. NYL and RAMCO were parties to that certain litigation (the "Lawsuit") styled NEW YORK LIFE INSURANCE COMPANY V. RAMCO HOLDING CORPORATION, ET. AL., United States District Court for the Northern District of Oklahoma, Case No. 93-C-1049-H, which Lawsuit has been dismissed by the Court for lack of jurisdiction.

   E. The parties desire to resolve and settle the issues raised in the Lawsuit by either (i) the sale by NYL to RAMCO of the NYL Partnership Interest or, alternatively (ii) the sale to NYL by Talley, Lee and Fisher of all of their total of 75 shares of RAMCO Common Stock, all of their shares of RAMCO's Series B Preferred Stock, and all of their shares of the Common Stock of Double R, par value $0.01 (the "Double R Common Stock"), all on the terms set forth herein.

   NOW, THEREFORE, in consideration of the above recitals and the mutual warranties, representations, covenants, and agreements set forth in this Agreement, the parties agree as follows:

                                      I.

                                 DEFINITIONS

   Except as otherwise provided herein, when used in this Agreement the capitalized terms set forth below shall have the following meanings:

        AFFILIATE of a Person means (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
     (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

        AGREEMENT means this Agreement, including the exhibits attached or delivered pursuant hereto and incorporated herein by reference.

        DOUBLE R NOTES means all indebtedness owed the RAMCO Group Stockholders by Double R.

        ESCROW AGENT means the entity appointed in accordance with SECTION
     4.01.

        EXPIRATION DATE means the first to occur of (i) the RAMCO Purchase Closing, (ii) the NYL Purchase Closing, (iii) termination of this Agreement by NYL, or (iv) the close of business on December 17, 1996.

        GAAP means generally accepted accounting principles, consistently applied during the periods involved.

        INTELLECTUAL PROPERTY means computer programs and software and geological information and data.

        MATERIAL for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

        MATERIAL ADVERSE EFFECT on a Party means an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the other transactions contemplated by this Agreement.

        NYL SPECIAL REPRESENTATIVE means R. Dobie Langenkamp or such other person as may be appointed by NYL.

        PERSON means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

        RAMCO DISCLOSURE MEMORANDUM shall have the meaning set forth in
     SECTION 8.

        RAMCO ENTITIES means and includes RAMCO and Double R, together with the subsidiaries of each.

          RAMCO STOCK means all of the shares of stock owned by the RAMCO Group Stockholders in the RAMCO Entities.

    Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."


                                       II.

                   RAMCO'S PURCHASE OF THE NYL PARTNERSHIP INTEREST

    2.01 PURCHASE AND SALE. RAMCO shall have the right (the "RAMCO Option") at any time commencing on the date hereof and ending December 16, 1996, at 12:00 noon CST (the "Option Period") to purchase from NYL all of the NYL Partnership Interest (the "RAMCO Purchase"). The RAMCO Option may be exercised during the Option Period by payment of the RAMCO Purchase Price in the manner set forth in SECTION 2.02.

    2.02 RAMCO PURCHASE PRICE. The RAMCO purchase price payable by RAMCO to NYL under SECTION 2.01 (the "RAMCO Purchase Price") shall be either (a) Sixty Million Dollars ($60,000,000) if the RAMCO Option is exercised and such sum is paid to NYL by wire transfer of immediately available funds initiated by RAMCO on or before 12:00 noon CST, November 29, 1996, or (b) Sixty Million, Five Hundred Thousand Dollars ($60,500,000) if the RAMCO Option is exercised and such sum is paid to NYL by wire transfer of immediately available funds initiated by RAMCO after 12:00 noon CST on November 29, 1996, but prior to 12:00 noon CST on December 16, 1996.

    2.03 LAPSE OF OPTION. In the event that the RAMCO Option is not exercised prior to the expiration of the Option Period, the RAMCO Option shall immediately lapse and be of no further force and effect, the RAMCO Purchase shall not occur and the provisions of SECTION 3 regarding the purchase by NYL of the RAMCO Stock shall automatically and immediately apply.

    2.04 EFFECT OF CLOSING. The representations and warranties of the RAMCO Entities and the RAMCO Group Stockholders set out herein, together with the covenants of the RAMCO Entities and the RAMCO Group Stockholders set out herein relating to conduct of the business and financial condition of the RAMCO Entities prior to the closing, shall expire and be of no further effect upon and as of the closing of the RAMCO Purchase, and neither the RAMCO Entities nor any of the RAMCO Group Stockholders shall have any liability with respect thereto; provided, however, that all covenants and agreements relating to matters to occur after closing shall continue to be applicable and in full force and effect.


                                     III.

                      NYL PURCHASE OF RAMCO ENTITIES STOCK

    3.01 PURCHASE AND SALE. In the event that the RAMCO Option is not timely and properly exercised as set forth in SECTION 2, then subject to satisfaction of the conditions to closing set out in SECTION 3.03 hereof, the RAMCO Group Stockholders shall sell to NYL and NYL shall purchase from the RAMCO Group Stockholders (the "NYL Purchase") all of the following:

          (a) Seventy-five (75) shares of RAMCO Common Stock owned by the RAMCO Group Stockholders, which represents all of the issued and outstanding RAMCO Common Stock other than the shares of RAMCO Common Stock owned by NYL;

          (b) Seven hundred fifty (750) shares of Double R's Common Stock owned by the RAMCO Group Stockholders, which represents all of the issued and outstanding shares of Double R Common Stock other than the shares of Double R Common Stock owned by NYL;

          (c) All shares of RAMCO's Series B Preferred Stock owned by the RAMCO Group Stockholders; and

          (d) The Double R Notes owned by the RAMCO Group Stockholders.

A complete list of the holders of all classes of stock, common and preferred, in RAMCO and Double R to include the number of shares owned by each such person or entity is attached in Exhibit "A" hereto. It is the intent of these provisions that in the event the RAMCO Option is not timely and properly exercised, NYL shall acquire all of the stock and other interests in the RAMCO Entities owned by the RAMCO Group Stockholders.

    3.02 PURCHASE PRICE. The Purchase Price payable to the RAMCO Group Stockholders by NYL for the RAMCO Stock under SECTION 3.01 shall be an aggregate of Six Million Dollars ($6,000,000) (the "NYL Purchase Price"), payable to each of the RAMCO Group Stockholders, as follows:

                        Talley         $2,000,000
                        Lee            $2,000,000
                        Fisher         $2,000,000

The NYL Purchase Price shall be paid, as follows: Five percent (5%) of the NYL Purchase Price shall be paid to the Escrow Agent at the NYL Purchase Closing and the remaining ninety-five percent (95%) shall be paid by NYL to the RAMCO Group Stockholders (one-third (1/3) each) on January 2, 1997. The sum of $300,000 to be paid to the Escrow Agent shall be by wire transfer of immediately available funds initiated by NYL before 12:00 noon on December 17, 1996 (provided the RAMCO Option has not theretofore been exercised); and on January 2, 1997, NYL shall wire transfer to the RAMCO Group Stockholders (one-third (1/3) each) immediately available funds in the aggregate sum of $5,700,000. If NYL elects to acquire the RAMCO stock, the NYL payment of January 2, 1997, shall be unconditional and not subject to setoff.

    3.03  CLOSING CONDITIONS.

          (a) NYL shall not be required to close the NYL Purchase (i) if there has occurred a material adverse effect in the financial condition of the RAMCO Entities between the date hereof and December 16, 1996, or (ii) unless (A) the covenants of the RAMCO Entities and of the RAMCO Group Stockholders have been performed in all material respects prior to the closing, and (B) the representations and warranties of the RAMCO Entities and the RAMCO Group Stockholders shall be true and correct in all material respects at and as of the closing as though made on such date.

          (b) In the event NYL elects to close the NYL Purchase with knowledge of any breach of any such covenant or the inaccuracy of any such representation or warranty, the act of closing shall constitute a waiver of same, unless the breach of such covenant or inaccuracy in such representation or warranty is the result of actions taken in bad faith by either the RAMCO Entities or the RAMCO Group Stockholders for the purpose of discouraging or impeding the NYL Purchase.

          (c) In the event that NYL closes the NYL Purchase without knowledge of a material breach of any covenant or material inaccuracy of any representation or warranty, the act of closing shall not constitute a waiver of the same; provided, however, that if no action or claim is made by NYL with ninety (90) days of the NYL Purchase Closing, NYL will be deemed to have waived any such breach or inaccuracy.

     3.04 TERMINATION. In the event NYL does not close the NYL Purchase by reason of the failure of the conditions described in SECTION 3.03(a) hereof, then (i) if such failure relates to a material inaccuracy (i.e., such inaccuracy gives rise to a material adverse effect) in any of the representations and warranties of any of the RAMCO Entities or the RAMCO Group Stockholders as of the closing date, but such representation and/or warranty was true when made, then NYL's only recourse shall be to terminate this Agreement as of such date with no Party having any further rights or obligations under this Agreement with respect to such inaccuracy, or (ii) if such failure is due to a material breach (i.e., such breach gives rise to a material adverse effect) of any of the covenants of any of the RAMCO Entities or the RAMCO Group Stockholders set out herein, or relates to a material inaccuracy when made in any of the representations or warranties of any of the RAMCO Entities or the RAMCO Group Stockholders, then NYL may terminate this Agreement and pursue whatever claims or causes of action NYL may have against the offending RAMCO Entity or RAMCO Group Stockholder arising out of such breach or inaccuracy or representation or warranty. In the event NYL terminates this Agreement pursuant to this SECTION 3.04, notice promptly shall be given to the Escrow Agent and the RAMCO Group Stockholders. Upon receipt of such notice, the Escrow Agent shall return or dispose of the documents in escrow as follows: the documents described in SECTION 4.02(a) shall be returned to NYL; the documents described in SECTION 4.02(b) shall be returned to the RAMCO Entities or the RAMCO Group Stockholders; and, the documents described in SECTION 4.02(c) shall be destroyed by the Escrow Agent and notice of such destruction given to the parties. The RAMCO Group Stockholders shall be entitled to specific performance of this Agreement in the event that it is determined by appropriate proceedings that NYL was not entitled to termination under SECTION 3.03 OR 3.04.


                                       IV.

                       ESCROW AGENT AND ESCROW DOCUMENTS

     4.01 APPOINTMENT OF ESCROW AGENT. The parties do each hereby appoint The Trust Company of Oklahoma to serve as the Escrow Agent for all purposes related to this Agreement, to receive the closing documents set forth in
SECTION 4.02 and to distribute the closing documents deposited with the Escrow Agent as set forth herein. Upon execution of this Agreement, the parties and Escrow Agent shall enter into an Escrow Agreement substantially in the form attached as Exhibit "B" hereto.

     4.02 ESCROW DOCUMENTS. Upon execution of this Agreement, the following documents shall be delivered to the Escrow Agent:

            (a) NYL shall deliver an assignment in the form attached hereto as Exhibit "C" of all of the NYL Partnership Interest to RAMCO which shall be effective only if the RAMCO Purchase Closing occurs.

            (b)    RAMCO shall deliver:

                      (i) A Certificate of good standing certifying that each RAMCO Entity is in existence and has paid all franchise taxes and is in good standing in the states of their incorporation;

                     (ii) Stock certificates together with stock powers duly endorsed by the RAMCO Group Stockholders providing for the transfer free and clear of any liens, claims or encumbrances of all of the shares of the RAMCO Stock owned by the RAMCO Group Stockholders;

                    (iii) The written resignations in the form attached hereto as Exhibit "D" of each of the RAMCO Group Stockholders as Officers and/or Directors of any of the RAMCO Entities, as trustees or fiduciaries on any employee benefit plans of a

                           RAMCO Entity, and as signatories on any of the RAMCO Entities bank accounts effective as of the NYL Purchase Closing;

                     (iv) Assignments in the form attached hereto as Exhibit "E" of the Double R Notes in the amount of $333,687.25 to NYL executed by the RAMCO Group Stockholders.

            (c)    The Parties shall further deliver:

                      (i) Five executed originals of the General Release described in SECTION 5.01(a).

                     (ii) Five executed originals of the Mutual Release of all claims specified in SECTION 5.01(b).

     4.03 RAMCO PURCHASE CLOSING. The Escrow Agent, upon receiving notice from NYL that the RAMCO Option has been exercised and that NYL has received the RAMCO Purchase Price, shall promptly deliver to RAMCO all of the documents described in SECTIONS 4.02(a) AND 4.02(b)(the "RAMCO Purchase Closing"). The Escrow Agent shall deliver one original of the General Release and the Mutual Release to each of the RAMCO Group Stockholders, RAMCO and NYL.

     4.04 NYL PURCHASE CLOSING. Upon exercise of the NYL Option and receipt of the first installment ($300,000) of the NYL Purchase Price, the Escrow Agent shall promptly deliver to NYL all of the documents set forth in SECTIONS 4.02(a) AND 4.02(b) hereof. The Escrow Agent shall deliver one original of the General Release and the Mutual Release to each of the RAMCO Group Stockholders, RAMCO and NYL (the "NYL Purchase Closing") and shall forward to the RAMCO Group Stockholders the first installment of the NYL Purchase Price, all in accordance with the provisions of the Escrow Agreement.

     4.05 COOPERATION. The Parties agree to fully cooperate and not impede either the RAMCO Purchase Closing (if RAMCO timely and properly exercises the RAMCO Option) or, failing the timely and proper exercise of the RAMCO Option, the NYL Purchase Closing. In the event that the RAMCO Entities or RAMCO Group Stockholders impede in any way the completion of the NYL Purchase Closing, NYL may, at its sole option, reinstitute the Lawsuit in addition to any other remedies available under this Agreement or otherwise arising out of RAMCO's conduct.


                                       V.

                         RELEASES/CONFIDENTIALITY AGREEMENT


     5.01 NYL, the RAMCO Group Stockholders and the RAMCO Entities shall execute simultaneously with this Agreement:

            (a) Five counterpart originals of a General Release, in the form attached hereto as Exhibit "F," executed on behalf of each of the RAMCO Entities and by NYL as the sole disinterested stockholder of the RAMCO Entities, of all claims of every nature whatsoever against Lee, Talley and Fisher with respect to all actions taken or omitted to be taken by them in their respective capacities as officers, directors, employees, stockholders and consultants of and to the RAMCO Entities.

            (b) Five counterpart originals of a Mutual Release of all claims (annexed hereto as Exhibit "G"), which shall be executed and delivered to the Escrow Agent for subsequent delivery to the Parties after either the RAMCO Purchase Closing or the NYL Purchase Closing, whichever shall occur.

     5.02 CONFIDENTIALITY AGREEMENT. NYL, the RAMCO Entities and the RAMCO Group Stockholders shall execute and deliver, simultaneously with the execution of this Agreement, a Confidentiality Agreement in the form attached hereto as Exhibit "H" which shall become immediately effective between the parties and shall continue in effect beyond the closing of either the RAMCO Purchase, the NYL Purchase or the termination of this Agreement.


                                     VI.

                          COVENANTS PENDING CLOSING


      6.01 RAMCO AFFIRMATIVE COVENANTS. From the date of this Agreement until the Expiration Date, unless the prior written consent of NYL shall have been obtained, and except as otherwise expressly contemplated herein, each RAMCO Entity covenants and agrees that it shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause the Partnership to, comply with the following (and each RAMCO Group Stockholder shall take such action as reasonably may be within each Stockholder's control (i.e., Lee and Talley have day-to-day management and operational control whereas Fisher's ability to control the following covenants by the RAMCO Entities is limited to the right to vote as a director or shareholder on matters brought before the Boards of Directors or stockholders) to assure that each RAMCO Entity complies with the following):

        (a) Each RAMCO Entity and the Partnership shall (i) preserve intact its present business organization, (ii) preserve its present good will and advantageous relationships with employees, vendors, suppliers and all persons having business dealings with them, (iii) preserve and maintain in force all of its licenses, registrations, franchises, patents, trademarks, copyrights, permits and other similar rights, and (iv) maintain in force all property, casualty, crime, product, directors' and officers' liability, and other forms of insurance which they are presently carrying, except to the extent failure to do any of the foregoing does not have a material adverse effect.

       (b) Each RAMCO Entity and the Partnership shall operate their businesses in the regular and ordinary course and manner.

       (c) Subject only to the provisions of SECTION 10.05 hereinafter, all monies otherwise distributable under SECTION 4.4 of the Partnership
Agreement shall be maintained in the Partnership account or paid to retire the Partnership's obligation to Chase Bank.

       (d) Each RAMCO Entity and the Partnership shall maintain their books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with prior years, and will make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and shall allow the NYL Special Representative reasonable access thereto.

       (e) Each RAMCO Entity and the Partnership will provide to the NYL Special Representative:

            (i) Contemporaneously, any letters furnished to it by its independent public accountants which comment on its accounting practices.

           (ii) Promptly, but in any event within five days after the discovery thereof, notice of any material adverse event or circumstance affecting it including, but not limited to the filing of any material litigation or threat thereof, against it and the discovery that it is not, or with the passage of time will not be, in compliance with any provision of this Agreement, or any of its other material agreements, a notice specifying the nature and period of existence thereof.

          (iii) Promptly, but in any event within 5 days following the preparation thereof, copies of the minutes of proceedings (or consents) of its Board of Directors or shareholders with appropriate deletions with respect to matters, materials and actions not required to be disclosed to NYL pursuant to SECTIONS 10.12 and 10.13 hereof, together with all written materials given to Directors in connection with any meeting of the Board of Directors, with appropriate deletions with respect to matters, materials and actions not required to be disclosed to NYL pursuant to SECTIONS 10.12 and 10.13 hereof, such materials to be in addition to any materials to which NYL is otherwise entitled to as a stockholder of the RAMCO Entities or a limited partner of the Partnership.

           (iv) Monthly and year-to-date balance sheets and income statements prepared in accordance with historical practices, to be provided as soon as available but not later than thirty (30) days from the end of each month.

            (v) The right to review at all reasonable times the current check register (including wire transfer information), accounts receivable ledger and accounts payable ledger for the RAMCO Entities and the Partnership.

           (vi) The right to review each contract to which a RAMCO Entity or its assets is bound and which involves future payments or performance in an amount in excess of $10,000.

       (f) The NYL Special Representative shall have the right, at NYL's expense, to visit and inspect any of the properties or assets of the RAMCO Entities or the Partnership, to review and copy the Certificate of Incorporation and Bylaws and review (but not copy) the minute books of the RAMCO Entities, and to discuss the affairs, finances and accounts with the officers and managers of each RAMCO Entity, all at such reasonable times and as often as may be reasonably requested.

       (g) Each RAMCO Entity will give the NYL Special Representative prior written notice of each meeting of the Board of Directors of the company, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed.

       (h) Each RAMCO Entity and the Partnership shall perform and observe, or cause to be performed or observed as the case may be, all of its obligations pursuant to the terms, agreements and covenants of its Certificate of Incorporation, its Bylaws, the Partnership Agreement, this Agreement and all documents and agreements executed or delivered in connection with this Agreement.

       (i) Each RAMCO Entity and the Partnership will preserve intact relationships existing with other parties and will at all times cause to be done all things necessary to maintain, preserve, and renew its corporate and/or partnership existence and will observe and conform with all valid requirements of all governmental authorities relating to the conduct of its business except to the extent that failure to do so does not have a material adverse effect. Each RAMCO Entity and the Partnership will maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses except to the extent that failure to do so does not have a material adverse effect.

       (j) Each RAMCO Entity and the Partnership will maintain and keep its material properties and assets, real and personal, in good repair, working order and condition so that its business may be properly and advantageously conducted at all times.

       (k) Each RAMCO Entity and the Partnership will file all tax returns and pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that such taxes, assessments, interest, install-ments and governmental charges are contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect on its financial condition or loss of any right of redemption from any sale.

            (l) Each RAMCO Entity and the Partnership shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings. Each RAMCO Entity and the Partnership shall comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which might have a material adverse effect upon its business or financial condition.

     6.02 RAMCO NEGATIVE COVENANTS. From the date of this Agreement until the Expiration Date, each RAMCO Entity covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent of NYL (and each RAMCO Group Stockholder covenants and agrees to take such action as reasonably may be within each such Stockholder's control (i.e., Lee and Talley have day-to-day management and operational control whereas Fisher has only the ability to affect performance of the following covenants by voting as a director or shareholder on matters brought before the Boards of Directors or stockholders) to assure compliance by each RAMCO
Entity:

            (a) Amend the Certificate of Incorporation, Bylaws or other governing instruments of any RAMCO Entity or the Certificate of Limited Partnership of the Partnership or the Partnership Agreement.

            (b) Incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of such entity consistent with past practices, but in any event not greater than $50,000 in any one transaction or series of transactions, or impose, or suffer the imposition, on any oil and gas property or material operating asset of such entity of any lien or permit any such lien to exist for a period in excess of 30 days (other than in connection with liens being contested in good faith and liens in effect as of the date hereof that are disclosed in the RAMCO Disclosure Memorandum).

            (c) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any RAMCO Entity, or declare or pay any dividend or make any other distribution in respect thereof.

            (d) Except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the capital stock of any RAMCO Entity, or any stock appreciation rights, or any option, warrant, or other right.

            (e) Adjust, split, combine or reclassify any capital stock of any RAMCO Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of the capital stock of any RAMCO Entity, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any RAMCO Entity or any asset of any RAMCO Entity, other than in the ordinary course of business for reasonable and adequate consideration.

            (f) Purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, or asset transfers, in any person or otherwise acquire direct or indirect control over any person.

            (g) Grant any increase in compensation or benefits to the RAMCO Group Stockholders; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of this Agreement and disclosed in the RAMCO Disclosure Memorandum; or enter into or amend any severance agreements with officials of any RAMCO Entity, grant any increase in fees or other compensation or other benefits to directors of any RAMCO Entity except in accordance with past practice disclosed in the RAMCO

Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options, other stock-based compensation or employee benefits or any rights.

            (h) Enter into or amend any employment contract between a RAMCO Entity and any person (unless such amendment is required by law).

            (i) Adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice.

            (j) Sell any material assets except in the ordinary cause of business.

            (k) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or GAAP.

            (l) Enter into, modify, amend or terminate any contract to which their directors, shareholders, or related persons are a party (including any loan contract) or waive, release, compromise or assign any material rights or claims against any such persons, other than for reasonable value consistent with historical practice.

            (m) Cause any division or splitting of any securities or any stock dividend, reclassification, exchange or substitution thereof or approve or agree to any reorganization, merger, consolidation or combination with any corporation or other entity or sell or lease (as lessor) more than 5 percent of their total assets, or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

            (n) Pay or declare any dividends or make other distributions upon their shares of capital stock.

            (o) Engage in any transaction with or make any distribution (excluding payment of salary, expense allowance, consulting fees and director fees in the same amount as paid to the RAMCO Group Stockholders during the first half of calendar year 1996, as set out in the RAMCO Disclosure Memorandum, and monthly interest on the Double R Notes) to any of their directors, stockholders, or related persons or make any gift, transfer, loan, or similar transaction with any such person.

            (p) Take any action that violates the spirit and intent of the terms hereof.

     6.03 NYL AFFIRMATIVE COVENANTS. From the date of this Agreement until the Expiration Date, NYL covenants and agrees as follows:

            (a) Consistent with historical practices, NYL shall cause the Special Representative to timely authorize, upon RAMCO's request, the use of Partnership cash flow to fund development operations of the Partnership when recommended by RAMCO and approved by Forrest A. Garb & Associates as meeting the projected rate of return requirements of the Partnership Agreement.

            (b) NYL shall not initiate any new litigation against any of the RAMCO Entities, the RAMCO Group Stockholders, or any counsel or accountants to any such Party, with reference to any matter involving the RAMCO Entities or the RAMCO Group Stockholders based upon facts presently known to NYL, unless (i) any of the RAMCO Entities or the RAMCO Group Stockholders commits a material breach of this Agreement which remains uncured for a period of ten (10) days after notice from NYL to each of the RAMCO Group Stockholders, and (ii) as a result of such uncured breach, NYL elects in writing to terminate this Agreement.

   6.04 ADVERSE CHANGES IN CONDITION. Prior to the Expiration Date, each RAMCO Entity agrees to give written notice promptly to NYL upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or the Partnership which (a) is reasonably likely to have, individually or in the aggregate, a material adverse effect on it or the Partnership, or (b) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                     VII.

                     REPRESENTATIONS AND WARRANTIES OF NYL
         RELATING TO RAMCO PURCHASE OF THE NYL PARTNERSHIP INTEREST

   NYL represents and warrants to the RAMCO Entities and the RAMCO Group Stockholders that the statements contained in this SECTION 7 are correct and complete as of the date of this Agreement and will be correct and complete as of the RAMCO Purchase Closing.

   7.01 ORGANIZATION, STANDING AND POWER. NYL is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. NYL is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

   7.02  AUTHORITY; NO BREACH BY AGREEMENT.

         (a) NYL has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NYL. This Agreement represents a legal, valid, and binding obligation of NYL, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by NYL, nor the consummation by NYL of the transactions contemplated hereby, nor compliance by NYL with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of NYL's Certificate of Incorporation or Bylaws, (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any asset of NYL under any contract or permit of NYL, or, (iii) violate any law or order applicable to NYL or any of its material assets.

         (c) No notice to, filing with, or consent of, any public body or authority is necessary for the consummation by NYL of the transactions contemplated in this Agreement.

   7.03 OWNERSHIP OF NYL'S PARTNERSHIP INTEREST. NYL owns the NYL Partnership Interest free and clear of any liens, claims, encumbrances, or transfer restrictions and has the absolute right to sell the NYL Partnership Interest to RAMCO as set forth herein without the need for the consent of any other person.

   7.04 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished by NYL or any of the Affiliates pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which there were made, not misleading.

   7.05 SECURITIES LAW MATTERS. NYL hereby acknowledges that if the NYL Purchase occurs, the RAMCO Stock will not be registered under the Securities Act of 1933 or any applicable state securities laws. NYL expressly represents and warrants to the RAMCO Group Stockholders that NYL (i) has or will have prior to closing reviewed such information concerning the RAMCO Entities as NYL has or will deem relevant in connection with NYL's acquisition of the RAMCO Stock, and (ii) will be acquiring the RAMCO Stock for investment purposes only and not for resale with a view to, or in connection with, a distribution within the meaning of the securities laws.


                                     VIII.

                REPRESENTATIONS AND WARRANTIES OF RAMCO ENTITIES AND
 RAMCO GROUP STOCKHOLDERS RELATING TO NYL PURCHASE OF THE RAMCO ENTITIES STOCK

   Each of the RAMCO Entities and the RAMCO Group Stockholders do hereby severally, and not jointly, represent and warrant to NYL that, to such entity's or person's actual knowledge (as to the RAMCO Group Stockholders, without inquiry), except as set forth in the RAMCO Disclosure Memorandum, the statements contained in this SECTION 8 are correct and complete in all material respects as of the date of this Agreement. Nothing in the RAMCO Disclosure Memorandum shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the RAMCO Disclosure Memorandum identifies the exception with reasonable particularity. The RAMCO Disclosure Memorandum will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 8.

   8.01 ORGANIZATION, STANDING, AND POWER. Each of the Ramco Entities is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Each of the RAMCO Entities is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except where the failure to so qualify would not have a material adverse effect.

   8.02  AUTHORITY; NO BREACH BY AGREEMENT.

         (a) Each of the RAMCO Entities has the corporate power and together with the RAMCO Group Stockholders each has the authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each RAMCO Entity. This Agreement represents a legal, valid, and binding obligation of each of the RAMCO Entities and the RAMCO Group Stockholders, enforceable against each in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by the RAMCO Entities and the RAMCO Group Stockholders, nor the consummation by any of them of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of their respective Articles of Incorporation or Bylaws, (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any asset of any of them under any contract or permit, or, (iii) violate any law or order applicable to any of them or any of their material assets.

           (c) No notice to, filing with, or consent of, any public body or authority or of any person is necessary for the consummation by the RAMCO Entities or the RAMCO Group Stockholders of any of the transactions contemplated in this Agreement.

     8.03  CAPITAL STOCK.

           (a) The authorized capital stock of RAMCO consists of 222 shares of Common Stock, par value $225.00 per share, of which 101 shares are issued and outstanding as of the date of this Agreement; 100,000 shares of Series A Preferred Stock, par value $.01 per share, of which 77,714 shares are issued and outstanding as of the date hereof; and 100,000 shares of Series B
Preferred Stock, par value $0.01 per share, of which 69,652 shares are issued and outstanding as of the date hereof. The authorized capital stock of Double R consists of 1,500 shares of common stock, $0.01 par value per share, of which 1,010 shares are issued and outstanding. The RAMCO Group Stockholders own seventy-five (75) shares of RAMCO Common Stock, -0- shares of RAMCO Series A Preferred Stock, 52,239 shares of RAMCO Series B Preferred Stock and 750 shares of Double R Common Stock. All of the issued and outstanding shares of stock in each RAMCO Entity are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of any RAMCO Entity has been issued in violation of any preemptive rights of the current or past stockholders of such entity.

           (b) There are no shares of capital stock or other equity securities of any RAMCO Entity outstanding (other than the shares of common and preferred stock listed in Exhibit "A") and there are no outstanding rights against any RAMCO Entities or RAMCO Group Stockholders relating to the capital stock of any RAMCO Entity. There are no voting trusts, voting agreements, proxies or any other agreements or understandings with respect to the voting of any voting securities of any RAMCO Entity.

     8.04 OWNERSHIP OF RAMCO STOCK. Each of the RAMCO Group Stockholders owns the shares of RAMCO stock which may be sold hereunder free and clear of any liens, claims, encumbrances and transfer restrictions and has the absolute right to sell the RAMCO Stock as set forth herein without the need for any consent from any other person. The deliveries of the certificates representing the RAMCO Stock will, upon delivery by the Escrow Agent to NYL, transfer good and marketable title thereto.

     8.05 NO SUBSIDIARIES. The RAMCO Entities have no subsidiaries except as set forth in Exhibit 8.05 of the RAMCO Disclosure Memorandum.

     8.06 FINANCIAL STATEMENTS. Attached as Exhibit 8.06 to the RAMCO Disclosure Memorandum are as to each RAMCO Entity: the unaudited balance sheet (including related notes and schedules, if any) as of May 31, 1996 and the related unaudited statements of operations, stockholders equity and cash flows (the "RAMCO Financial Statements"). Each of the RAMCO Financial Statements (including, in each case, any related notes and schedules) was prepared in accordance with historical practices consistently applied and substantially in accordance with GAAP and fairly present in all material respects the financial position of each RAMCO Entity as at the respective dates and the results of operations and cash flows for the periods indicated.

     8.07 EVENTS SUBSEQUENT. Since May 31, 1996, there has not been any material adverse change in the assets, liabilities, business, financial condition, operation, or results of operations of any RAMCO Entity. Without limiting the generality of the foregoing, since that date:

           (a) No RAMCO Entity has sold, leased, transferred or assigned any of its material assets, tangible or intangible, other than for a fair consideration and in the ordinary course of business;

           (b) No RAMCO Entity has entered into any material contract (or series of related contracts) outside the ordinary course of business;

           (c) No person (including a RAMCO Entity) has accelerated, terminated, modified or cancelled any material contract, (or series of related contracts) to which a RAMCO Entity is a party or by which any of its assets are bound;

           (d) No RAMCO Entity has granted or imposed any lien upon any of its assets, tangible or intangible;

           (e) No RAMCO Entity has made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;

           (f) No RAMCO Entity has made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans and acquisitions) outside the ordinary course of business;

           (g) No RAMCO Entity has created, incurred, assumed or guaranteed any indebtedness (including capitalized lease obligations) outside the ordinary course of business;

           (h) No RAMCO Entity has delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities;

           (i) No RAMCO Entity has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) outside the ordinary course of business;

           (j) There has been no change made or authorized in the Articles of Incorporation or Bylaws of any RAMCO Entity;

           (k) No RAMCO Entity has issued, sold or otherwise disposed of any of its capital stock or granted any rights with respect to any of its capital stock;

           (l) No RAMCO Entity has declared, set aside or paid any dividend or distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

           (m) No RAMCO Entity has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

           (n) Except for routine renewals of existing severance agreements, no RAMCO entity has made any loan to or entered into any other transaction with, any of its directors, officers, employees or related person giving rise to any claim or right on its part against the person or on the part of the person against it;

           (o) Except for routine renewals of existing severance agreements, no RAMCO Entity has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

           (p) No RAMCO Entity has granted any increase in the compensation of any of its directors or officers;

           (q)  No RAMCO Entity has adopted any (i) bonus (ii) profit-sharing,
(iii) incentive compensation, (iv) pension, (v) retirement, (vi) medical, hospitalization, life or other insurance, (vii) severance, or

(viii) other plan, contract or commitments for any of its directors, officers and employees or modified or terminated any existing such plan, contract or commitment;

           (r) Except for routine renewals of existing severance agreements, no RAMCO Entity has made any other change in employment terms for any of its directors and officers;

           (s) No RAMCO Entity has made or pledged to make any charitable or other capital contribution other than as consistent with past practices; and

           (t) No RAMCO Entity has committed in writing or orally to any of the foregoing.

     8.08 SUBSEQUENT EVENTS. No RAMCO Entity has incurred or paid any material liability since May 31, 1996, except for such liabilities incurred or paid in the ordinary course of business consistent with past business practice. No RAMCO Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated by, discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability of any person.

     8.09  TAX MATTERS.

           (a) All tax returns required to be filed by or on behalf of the RAMCO Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and all tax returns filed are complete and accurate in all material respects. All taxes shown on filed tax returns have been paid. There is no audit examination, deficiency, or refund litigation with respect to any taxes. All taxes and other liabilities due with respect to completed and settled examinations or concluded litigation have been paid.

           (b) No RAMCO Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

           (c) The provision for any taxes due or to become due for any RAMCO Entity for the period or periods through and including the date of the respective RAMCO Financial Statements that has been made and is reflected on such RAMCO Financial Statements is sufficient to cover all such taxes.

           (d) The RAMCO Entities are in substantial compliance with, and their records contain all information and documents (including properly completed Internal Revenue Service Form W-9s) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     8.10 ASSETS. Each RAMCO Entity has defensible title, free and clear of all liens, to all of its material assets except as set forth in SECTION 8.10 of the RAMCO Disclosure Memorandum. All tangible properties material to the businesses of a RAMCO Entity are usable in the ordinary course of business consistent with past practices. The assets of each RAMCO Entity include all assets required to operate the business of that RAMCO Entity as presently conducted. All assets which are material to a RAMCO Entity's business, held under leases or subleases by each RAMCO Entity, are held under valid contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such contract is in full force and effect. No RAMCO Entity has received notice from any insurance carrier that (i) any policy of insurance has been or will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance.

     8.11 INTELLECTUAL PROPERTY. Each RAMCO Entity owns all Intellectual Property necessary for the operation of the business of each RAMCO Entity as presently conducted. Each RAMCO Entity has taken all necessary action to maintain and protect each item of Intellectual Property that it owns. Each of the RAMCO Group Stockholders further represent that neither they nor any related person or entity has retained possession of copies of any Intellectual Properties of the RAMCO Entities or the Partnership.

     8.12 COMPLIANCE WITH LAWS. Each RAMCO Entity has in effect all permits necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, and there has occurred no default under any such permit. No RAMCO Entity:

           (a) is in material violation (i.e., a violation that would have a material adverse effect) of any laws, orders, or permits, including environmental laws, applicable to its business or employees conducting its business; or

           (b) has received any notification or communication, which remains effective and outstanding, from any agency or department of federal, state, or local government or any, regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the laws or orders which such governmental authority or regulatory authority enforces, (ii) threatening to revoke any permits, or (iii) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking.

     8.13 LABOR RELATIONS. No RAMCO Entity is the subject of any litigation or threatened claim asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is it party to any collective bargaining agreement, nor is there any strike or other material ongoing labor dispute involving it, pending or, to its knowledge, threatened, or to its knowledge, is there any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     8.14  EMPLOYEE BENEFIT PLANS.

           (a) Each RAMCO Entity has disclosed in SECTION 8.14 of the RAMCO Disclosure Memorandum and delivered or made available to NYL prior to the execution of this Agreement, copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any RAMCO Entity.

           (b) All RAMCO Benefit Plans are in compliance, in all material respects, with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws.

           (c) Except as disclosed in SECTION 8.14 of the RAMCO Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any RAMCO Entity from a RAMCO Entity under any RAMCO Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any RAMCO Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

          8.15  LEGAL PROCEEDINGS. Except for those matters set forth in
SECTION 8.15 of the RAMCO Disclosure Memorandum, there is no litigation instituted or pending, or, to the knowledge of any RAMCO Entity, threatened against a RAMCO Entity, which, if decided adversely, would have a material adverse effect, nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against any of them.
SECTION 8.15 of the RAMCO Disclosure Memorandum includes a summary report of all litigation as of the date of this Agreement to which each RAMCO Entity is a party and which names it as a defendant or cross-defendant, or for which it has potential liability.

          8.16 SECURITIES LAWS MATTERS. RAMCO hereby acknowledges that if the RAMCO Purchase occurs, the NYL Partnership Interest will not be registered under the Securities Act of 1933 or any applicable state securities laws. RAMCO expressly represents and warrants to NYL that RAMCO
(i) has or will have prior to Closing reviewed such information concerning the NYL Partnership Interest as RAMCO has or will deem relevant in connection with RAMCO's acquisition of the NYL Partnership Interest, and (ii) will be acquiring the NYL Partnership Interest for investment purposes only and not for resale with a view to, or in connection with, a distribution within the meaning of the securities laws.

                                   IX.

                     MINORITY STOCKHOLDER PROTECTIONS

          9.01 INTENT. In the event that RAMCO acquires the NYL Partnership Interest from NYL, NYL will continue to own 26 shares of the 101 issued and outstanding shares of the Common Stock of RAMCO and 260 shares of the 1,010 issued and outstanding shares of the Common Stock of Double R.

          9.02 DISTRIBUTIONS. For so long as NYL owns any shares of stock in the RAMCO Entities, in the event that either of the RAMCO Entities sells any properties or other assets, it shall do so in a manner consistent with the best interests of all stockholders including NYL and to the extent any distribution (excluding salaries, fees and expense reimbursements) is made to stockholders, all stockholders of the same class will be treated equally based upon their ownership interest in the RAMCO Entities.

          9.03 NO DILUTION. In the event the RAMCO Purchase Closing occurs, then for and during the period ending on the first to occur of (i) the disposition by NYL of all or any part of its stock in the RAMCO Entities or any of them, other than in connection with a similar and proportionate disposition by the RAMCO Group Stockholders (as a group), or (ii) one year from and after the RAMCO Purchase Closing, neither the RAMCO Entities nor the RAMCO Group Stockholders -- this is an individual obligation to vote against any action prohibited by this provision -- shall take any action which would cause the dilution (i.e., a reduction) of NYL's current percentage stock ownership in either of the RAMCO Entities as compared with the current percentage stock ownership of the RAMCO Group Stockholders (as a group). This provision shall not be construed as requiring that NYL's stock ownership percentage in the RAMCO Entities be maintained at twenty-six percent (26%) or as prohibiting members of the RAMCO Group Stockholders from transferring shares among themselves. After the first to occur of (i) or (ii) above, this provision shall expire and be of no further force or effect and neither NYL, its successors or assigns, shall have these or any similar anti-dilution rights but rather the rights and obligations of all of the stockholders shall be governed by applicable Delaware law.


                                      X.

                              ADDITIONAL AGREEMENTS

          10.01 CONFIDENTIALITY. Each Party agrees that the terms of this Agreement are strictly confidential and shall not be revealed to any person, corporation, or entity with the exception of a federal or state judicial, legislative, regulatory, or administrative body as mandated by a subpoena, process, directive, or order, either to testify or to produce or file documents, in which event, the Party so served shall:

                  (a) Immediately notify the other Parties to this Agreement of such service of a subpoena, process, directive or order;

                  (b) Give only such testimony or produce or file only such documents as legally compelled to so do; and

                  (c) In the event any other Party to this Agreement objects or moves to quash or restrict the scope or operation of such subpoena, process, directive, or order, give only such testimony or produce or file only such documents as a judicial, legislative, regulatory, or administrative body shall require after ruling upon such objection or motion to quash.

Notwithstanding the provisions of this Section, nothing herein shall restrict any Party from revealing the terms of this Agreement if litigation is instituted by any Party. Further, this Agreement shall not be construed as prohibiting any Party from reflecting any payments made hereunder in financial statements, tax filings, or regulatory filings, or limiting in any manner oversight and review by the New York State Insurance Department or the National Association of Insurance Commissioners. The Parties shall agree upon an abstract of this Agreement which may be disclosed by RAMCO if required to obtain financing to exercise the RAMCO Option. The provisions of this Section supersede the terms of the Confidentiality Order entered in the Lawsuit on July 11, 1994.

          10.02 PRESS RELEASES. The Parties shall not make any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this SECTION 10.02 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law. The Parties shall agree upon a public statement respecting the resolution of their differences.

          10.03 NYL SPECIAL REPRESENTATIVE. Between the date hereof and the Expiration Date, the NYL Special Representative shall have all of the following rights, powers and duties:

                 (a) Those rights, powers and duties contained in the Orders entered December 17, 1993, and April 5, 1994, in the Lawsuit, except that the Special Representative shall promptly approve all tech time charges up to $10,000 per month;

                 (b) Those rights and powers to monitor and investigate compliance by the RAMCO Entities and the RAMCO Group Stockholders of the affirmative and negative covenants contained in SECTION 6 and the other applicable provisions of this Agreement; and

                 (c) Those rights and powers incident to NYL's position as a shareholder of the RAMCO Entities and a limited partner under the Partnership Agreement.

          10.04 RAMCO MANAGEMENT FEE AND TECH TIME. Prior to the Expiration Date, RAMCO shall be paid a monthly "Management Fee" of $109,000 ($99,000 if Coquille Bay is sold) and "Tech Time" paid to RAMCO shall not exceed $10,000 per month.

          10.05 DISTRIBUTIONS. Prior to the Expiration Date, NYL shall receive a distribution from the Partnership of $50,000 per month payable in each month during the period from and including July, 1996, through the month in which the Expiration Date occurs.

          10.06 ANR JIB. NYL shall receive from RAMCO as general partner of the Partnership NYL's 96.5% share of the Partnership's share of the ANR JIB audit credit when received by the Partnership. RAMCO covenants to use its best efforts in securing, but shall not be obligated to commence litigation to secure the timely receipt of same.

   10.07 NO SEVERANCE/PERSONAL PROPERTY. In the event that NYL purchases the RAMCO Stock pursuant to this Agreement, Talley, Lee and Fisher agree that they shall not be entitled to and do hereby waive any right to receive, whether by contract or by operation of law, any and all severance, termination or similar payments to which they might otherwise be entitled upon termination of employment. However, in such event, each shall be entitled to receive and shall remove the office furniture and other items described on Exhibit "I" hereof (the "Personal Items") as soon as possible, but not later than February 28, 1997.

   10.08 COOPERATION. Each of the RAMCO Group Stockholders specifically agrees to fully cooperate in any transition following the purchase by NYL of the RAMCO Stock, including signing any documents, returning any proprietary or geological information or data of the RAMCO Entities and refrain from using any such properties, Intellectual Property, or assets, and enter the premises only when specifically authorized by NYL.

   10.09 HEALTH INSURANCE. In the event that the NYL Purchase Closing shall occur, NYL agrees to pay all costs and expenses of COBRA health insurance coverage on behalf of the RAMCO Group Stockholders for a period of eighteen (18) months from the NYL Purchase Closing.

   10.10 AUDIT. NYL hereby consents to allow RAMCO to engage Ernst & Young L.L.P. to conduct an audit and issue a report on the RAMCO Entities and the Partnership for the year ended December 31, 1995, provided that NYL shall be a signatory party to any engagement letter with such accountants and shall be entitled to receive all draft reports and accountants' letters issued in respect thereof. NYL shall be entitled to receive all such reports and letters contemporaneously with the RAMCO Entities and to participate and be privy to all meetings.

   10.11 PARTNERSHIP AGREEMENT. Except as modified in this Agreement, the Partnership Agreement shall remain in full force. To the extent that there is any conflict between this Agreement and the Partnership Agreement, this Agreement shall control.

   10.12 ATTORNEY CLIENT PRIVILEGE. NYL acknowledges and agrees that all communications between McAfee & Taft, A Professional Corporation (counsel to the RAMCO Entities and, with the express consent of NYL heretofore granted, counsel to the RAMCO Group Stockholders in connection with the matters described in this Agreement) and the RAMCO Entities, the RAMCO Group Stockholders, their respective employees, officers, agents, representatives, other counsel, accountants, brokers, investment advisors, and others engaged by them, in connection with the proposed RAMCO Purchase or the proposed NYL Purchase or otherwise with respect to matters arising under this Agreement, shall be privileged attorney-client communications and that NYL shall neither seek to obtain any such communications nor attempt to discover the contents thereof, whether through its Special Representative, by making a demand for inspection of corporate records, in any court proceeding or otherwise.

   10.13 INFORMATION RELATING TO THE RAMCO PURCHASE. NYL agrees that prior to the closing of the RAMCO Purchase, all drafts, correspondence, information, discussions, deliberations, alternatives, proposals, contracts, etc., relating to the proposed RAMCO Purchase or the funding of same, including, without limitation, documents and information of the kind described in SECTION 10.14 hereof, shall be confidential information to which NYL shall have no access, whether as a stockholder of the RAMCO Entities or otherwise. RAMCO will, however, make a monthly report to a NYL officer beginning September 30, 1996, of the status of financing efforts and the probability of success of RAMCO acquiring the NYL Partnership Interest. In the event the RAMCO Purchase closes, NYL shall have access to such information as would be available to a stockholder under Delaware law.

   10.14 FUNDING ARRANGEMENTS. Notwithstanding any provisions of this Agreement to the contrary, the RAMCO Entities, for themselves and as general partners for and on behalf of the Partnership, and the RAMCO Group Stockholders, may enter into any agreements or commitments they deem appropriate or desirable for the purpose of securing the financing or funding required for the closing of the RAMCO Purchase, including, without limitation, loan agreements, mortgages, asset purchase and sale agreements, stock sale, purchase and subscription agreements, brokerage agreements, forward sale, swap or other transactions in derivatives, and other agreements of every other nature and kind for the purpose of raising cash, debt or equity financing, provided that (i) such agreements, transactions and commitments that affect the ownership of, impose a lien upon or create rights in third parties with respect to the stock, partnership interests or properties of the RAMCO Entities or the Partnership may not be effective until after or contemporaneous with the closing of the RAMCO Purchase, and
(ii) NYL shall not have the obligation to pledge its stock in the RAMCO Entities. Any reorganization or recapitalization of the RAMCO Entities, including any credit agreement or other debt financing, agreed to or implemented for the purpose of effecting the RAMCO Purchase, regardless of whether such agreements are to have present or future effect, shall be structured so as to preserve the relative stock ownership percentages of NYL on the one hand and the RAMCO Group Stockholders (as a group) on the other hand, and any dilution of equity ownership or the creation of new stock or rights or any changes to existing rights with respect to stock in the RAMCO Entities in connection with effecting the RAMCO Purchase, regardless of whether such agreements are to have present or future effect, shall affect NYL on the one hand and the RAMCO Group Stockholders on the other hand in the same manner and in proportion to their respective stock ownership interests.

   10.15 FEES, COSTS AND EXPENSES. All reasonable legal fees, and all other costs and expenses reasonably incurred by any of the RAMCO Entities or any of the RAMCO Group Stockholders in connection with the attempted funding or financing of the RAMCO Purchase or the NYL Purchase or otherwise in connection with the negotiation, execution or performance of this Agreement by the RAMCO Entities and the RAMCO Group Stockholders shall be paid by RAMCO and such payment hereby is authorized and approved by NYL in its capacity as sole disinterested stockholder of RAMCO and with the same effect as though put to a vote of the stockholders of RAMCO. All commitment fees, arrangement fees, initial fees, review fees, transaction fees, and other similar charges made by, and all expense reimbursements paid to, any prospective third party
(i.e., not an Affiliate of any of the RAMCO Entities or RAMCO Group Stockholders) lender, financing entity, investor representative, investment banker or broker in connection with the proposed financing or funding of the RAMCO Purchase shall be paid by the Partnership, which fees shall not exceed the aggregate sum of Five Hundred Thousand Dollars ($500,000); provided, however, that the RAMCO Entities, acting through Lee and Talley, shall use their reasonable best efforts to avoid the requirement of paying any such fees prior to the closing of the RAMCO Purchase.

                                      XI.

[6~                              BREACH OF COVENANTS

   11.01 GOVERNING LAW AND VENUE. The validity, construction and performance of this Agreement shall be determined in accordance with the laws of the state of Oklahoma applicable to agreements made and to be performed in Oklahoma, and the venue of any action pertaining to this document shall lie in Tulsa, Oklahoma; inasmuch as, the signatories hereby acknowledge and stipulate that this Agreement was negotiated, made, executed, and delivered in Tulsa, Oklahoma and the subject matter hereof arose in Tulsa, Oklahoma.

   11.02 RAMCO BREACH. In the event of a breach of any provision of this Agreement by the RAMCO Entities or RAMCO Group Stockholders, NYL may institute an action at law, or in equity, in the District Court for the Northern District of Oklahoma or District Court of Tulsa County, Oklahoma, and the RAMCO Entities and RAMCO Group Stockholders hereby waive any objection to the jurisdiction of such court.

   11.03 NYL BREACH. In the event of a breach of any provision of this Agreement by NYL, the RAMCO Entities or the RAMCO Group Stockholders may institute an action at law, or in equity, in the District Court for the Northern District of Oklahoma or the District Court of Tulsa County, Oklahoma, and NYL hereby waives any objection to the jurisdiction of such court.

                                      XII.

                                    NOTICES

   12.01 NOTICES. All notices and other communications required hereunder shall be in writing and shall be deemed given:

     (i) when received, if delivered personally,

     (ii) when sent, if by facsimile transmission during normal business hours of the receiving party (or if after normal business hours of such party on the next business day), or

     (iii) twenty-four hours after deposit with an overnight express courier (but if the end of such twenty-four hour period falls on other than a normal business day, then on the next business day).

All notices to the parties shall be at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

     (a) to NYL as follows:

         Mr. William Y. Cheng
         Vice President
         New York Life Insurance
         51 Madison Avenue
         New York, NY 10010
         Fax: (212) 447-4166

         John Stine, Esq.
         Associate General Counsel
         New York Life Insurance
         51 Madison Avenue
         New York, NY 10010
         Fax: (212) 576-8340

         with copies to:

         R. Dobie Langenkamp, Esq.
         400 South Boston Building
         Suite 1200
         Tulsa, OK 74103
         Fax: (918) 583-9601

         J. Warren Jackman, Esq.
         Pray, Walker, Jackman,
          Williamson & Marlar
         900 ONEOK Plaza
         100 West Fifth Street
         Tulsa, OK 74103
         Fax: (918) 581-5599

     (b) to RAMCO or Double R as follows:

         Mr. Larry E. Lee
         President
         RAMCO
         5100 E. Skelly Drive
         Suite 650
         Tulsa, OK 74135
         Fax: (918) 663-9214

         with copies to:

         C. David Stinson, Esq.
         McAfee & Taft
         Two Leadership Square
         10th Floor
         Oklahoma City, OK 73102
         Fax: (405) 235-0439

     (c) to the RAMCO Group Stockholders as follows:

         Dr. William W. Talley II
         9400 N. Broadway, Suite 800
         Oklahoma City, OK 73114
         Fax: (405) 478-7175

         Mr. Larry E. Lee
         RAMCO
         5100 E. Skelly Drive
         Suite 650
         Tulsa, OK 74135
         Fax: (918) 663-9214

         Ms. Helen Fisher-Bennett
         RAMCO Director
         3333 Hagen Road
         Napa, CA
         Fax: (707) 226-5566

         with copies to:

         C. David Stinson, Esq.
         McAfee & Taft
         Two Leadership Square
         10th Floor
         Oklahoma City, OK 73102
         Fax: (405) 235-0439

                                    XIII.

                                MISCELLANEOUS

     13.01 SURVIVAL OF REPRESENTATIONS AND COVENANTS. Subject to the provisions of SECTIONS 2.04, 3.03 and 3.04 hereof, the respective representations, warranties, obligations, covenants, and agreements of the parties shall survive the NYL Purchase Closing or the RAMCO Purchase Closing, as the case may be.

     13.02 ENTIRE AGREEMENT. Except as otherwise expressly, provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     13.03 AMENDMENTS. This Agreement may not be amended except by a subsequent writing signed by each of the parties.

     13.04 WAIVERS. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No waiver shall be effective against a party unless in writing.

     13.05 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     13.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13.07 CAPTIONS AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Sections shall mean and refer to the referenced Sections of this Agreement.

     13.08 INTERPRETATION. This document shall not construed in favor or against any signatory hereto, but shall be construed as if all involved herein prepared it.

     13.09 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     13.10 ATTORNEY FEES. In the event of any breach hereof resulting in litigation, or should it ever become necessary for a party to bring suit in order to enforce the provisions of this Agreement, all costs thereof, plus reasonable attorney fees shall be awarded to the prevailing party. It shall be irrebuttably presumed that any such fees actually billed and paid were reasonable and necessary.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.


                                            New York Life Insurance Company


                                            By /s/ William S. Cheng
                                              ---------------------------------
                                              Title VICE PRESIDENT
                                                   -----------------------


                                            RAMCO Operating Company


                                            By /s/ Larry E. Lee
                                              ---------------------------------
                                              Title President
                                                   ----------------------


                                            Oklahoma Double R Corporation


                                            By /s/ Larry E. Lee
                                              ---------------------------------
                                              Title President
                                                   ----------------------



                                            /s/ William W. Talley II
                                            -----------------------------------
                                            William W. Talley II, Individually
                                            and as Trustee of the William W.
                                            Talley II 1982 Revocable Trust



                                            /s/ Larry E. Lee
                                            -----------------------------------
                                            Larry E. Lee



                                            /s/ M. Helen Bennett
                                            -----------------------------------
                                            M. Helen Bennett, formerly Fisher,
                                            Individually and as Trustee of
                                            the M. Helen Fisher 1992 Trust

                                 EXHIBIT LIST

"A" Holders of all classes of stock, common and preferred, in RAMCO and Double R (McAfee & Taft)

"B"    Escrow Agreement (McAfee & Taft)

"C"    Assignment of all of the NYL Partnership Interest to RAMCO
       (McAfee & Taft)

"D" Written resignations of each of the RAMCO Group Stockholders as Officers and/or Directors of any of the RAMCO Entities, as trustees or fiduciaries on any employee benefit plans of a RAMCO Entity, and as signatories on any of the RAMCO Entities bank accounts (Pray Walker)

"E"    Assignments of the Double R Notes (Pray Walker)

"F"    General Release (McAfee & Taft)

"G"    Mutual Releases of All Claims (Pray Walker)

"H"    Confidentiality Agreement (McAfee & Taft)

"I"    Office Furniture and Other Personal Items (McAfee & Taft)